CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Investment Funds:

We consent to the use of our report dated June 1, 2000, incorporated in this Registration Statement by reference, to the Putnam Mid Cap Value Fund, a portfolio of Putnam Investment Funds, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.


/s/ KPMG LLP
Boston, Massachusetts
August 24, 2000